UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

The Mohegan Tribal Gaming Authority (the “Authority”) today issued a press release announcing that it has amended its private exchange offers and consent solicitations to lower the participation level for the minimum tender condition with respect to its outstanding 6  1/8% senior notes due 2013 and 8% senior subordinated notes due 2012 (the “old 2012 and old 2013 notes”) to the levels that have been previously tendered. The Authority also announced that it has extended the expiration date of the private exchange offers and consent solicitations to 5:00 p.m., New York City time, on March 2, 2012, and has extended the early tender date with respect to the old 2012 and old 2013 notes until 5:00 p.m., New York City time, on March 2, 2012, in each case unless extended by the Authority.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report:

99.1 Press Release of the Mohegan Tribal Gaming Authority, dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: February 29, 2012	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated February 29, 2012.